EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-12365, 333-145916, and 333-166846 on Form S-8 of our reports dated June 11, 2026, relating to the financial statements of Seneca Foods Corporation and its subsidiaries and the effectiveness of Seneca Foods Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 31, 2026.

/s/ Deloitte & Touche LLP

Rochester, New York

June 11, 2026